UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2024

Protara Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36694	20-4580525
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

345 Park Avenue South Third Floor New York, NY	10010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 844-0337

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TARA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 5, 2024, Protara Therapeutics, Inc. (the “Company”) entered into a Subscription Agreement (the “Subscription Agreement”) with certain purchasers (the “Purchasers”), pursuant to which the Company agreed to sell and issue to the Purchasers, in a private placement (the “Private Placement”), an aggregate of 9,143,380 shares (the “Shares”) of common stock of the Company, par value $0.001 per share (the “Common Stock”) and, for certain purchasers, pre-funded warrants (the “Pre-Funded Warrants”) to purchase an aggregate of 1,700,000 shares of Common Stock. In each case, the Shares or Pre-Funded Warrants will be accompanied by warrants (the “Common Warrants”) to purchase an aggregate of up to 10,843,380 shares of Common Stock. The Common Warrants attached to the Shares or Pre-Funded Warrants are immediately separable from the accompanying Shares or Pre-Funded Warrants.

Each Share, along with its attached Common Warrant, has a purchase price of $4.15, and each Pre-Funded Warrant, along with its attached Common Warrant, has a purchase price of $4.149.

The closing of the Private Placement is anticipated to occur on April 10, 2024 (the “Closing”), subject to the satisfaction of customary closing conditions. The aggregate gross proceeds to the Company from the Private Placement are expected to be approximately $45 million, before deducting fees to the placement agents and other estimated offering expenses payable by the Company. The Subscription Agreement contains representations, warranties, indemnification and other provisions customary for transactions of this nature. In connection with the Private Placement, the Company and its officers and directors have also entered into lock-up agreements, pursuant to which, subject to specified exceptions, they have agreed not to offer or transfer their shares during the 90-day period following the date of the Subscription Agreement.

The Company intends to use the net proceeds from the Private Placement for general corporate and working capital purposes, including funding clinical trials. General corporate and working capital purposes may include clinical study expenditures (such as the addition of an 80 KE1 dose cohort and a systemic priming cohort to the ongoing ADVANCED-2 Phase 2 clinical trial of the Company’s product candidate intravesical TARA-002 in patients with high-risk Non-Muscle Invasive Bladder Cancer (“NMIBC”)), manufacturing expenditures, commercialization expenditures and capital expenditures.

The Pre-Funded Warrants are exercisable at any time. The Common Warrants are exercisable at any time after April 10, 2024 and on or prior to the earlier of (i) April 10, 2027 and (ii) 90 days after the public announcement that the Company has demonstrated a six-month complete response rate of minimum 42% from at least 25 Bacillus Calmette-Guérin (BCG)-Unresponsive patients in the ADVANCED-2 (Cohort B) clinical trial at an exercise price of $5.25, which represents approximately a 30% premium to the Company’s closing stock price on April 4, 2024.

The Pre-Funded Warrants and the Common Warrants are exercisable so long as the aggregate number of shares of Common Stock beneficially owned by the holder (together with its affiliates) would not exceed 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such Pre-Funded Warrant or Common Warrant, as applicable. Such percentage may be increased or decreased to any number not in excess of 19.99% at the holder’s election upon notice to the Company, any such increase not to take effect until the sixty-first day after notice to the Company. The Pre-Funded Warrants and the Common Warrants each contain standard adjustments to the exercise price, including for stock splits, stock dividends and pro rata distributions and contain customary terms regarding the treatment of such Pre-Funded Warrants or Common Warrants in the event of a fundamental transaction, which include but are not limited to a merger or consolidation involving the Company, a sale of all or substantially all of the assets of the Company or a business combination resulting in any person acquiring more than 50% of the outstanding shares of Common Stock of the Company.

Guggenheim Securities, LLC is acting as lead placement agent and Oppenheimer & Co. is acting as a placement agent in the transaction.

In connection with the Private Placement, the Company also entered into a registration rights agreement, dated April 5, 2024 (the “Registration Rights Agreement”), with the Purchasers that requires, among other things, the Company to file a resale registration statement with the Securities and Exchange Commission (the “SEC”) within 30 days after the Closing to register the resale of the Shares and the shares of Common Stock underlying each of the Pre-Funded Warrants and the Common Warrants. The resale of the Pre-Funded Warrants and the Common Warrants will not be registered.

[1]	Klinische Einheit, or KE, is a German term indicating a specified weight of dried cells in a vial.

The Company will issue the Shares, the Pre-Funded Warrants and the Common Warrants in reliance on the exemption from registration provided for under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company relied on this exemption from registration for private placements based in part on the representations made by the Purchasers, including the representations with respect to each Purchaser’s investment intent and that each Purchaser is an “accredited investor,” as defined in Rule 501(a) promulgated under the Securities Act. The offer and sale of the Shares, the Pre-Funded Warrants and the Common Warrants have not been registered under the Securities Act.

The foregoing descriptions of the material terms of the Private Placement, the Shares, the Pre-Funded Warrants, the Common Warrants, the Subscription Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the Subscription Agreement, the form of Pre-Funded Common Stock Purchase Warrant, the form of Common Stock Purchase Warrant and the Registration Rights Agreement, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information regarding the Shares, the Pre-Funded Warrants and the Common Warrants set forth under Item 1.01 of this Form 8-K is incorporated by reference in this Item 3.02. The issuance of the Shares, the Pre-Funded Warrants and the Common Warrants is being made in reliance upon exemption from registration under Section 4(a)(2) of the Securities Act.

Item 7.01 Regulation FD Disclosure.

On April 5, 2024, the Company issued press releases entitled “Protara Therapeutics Announces Alignment with FDA on Registrational Path Forward for IV Choline Chloride in Patients Dependent on Parenteral Nutrition” and “Protara Therapeutics Announces Positive Three-Month Data from TARA-002 Clinical Program in NMIBC.” Copies of the press releases are attached as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference.

On April 5, 2024, the Company also issued a press release announcing the Private Placement. A copy of the press release is attached as Exhibit 99.3 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference.

In addition, in connection with the Private Placement, the Company updated its Corporate Presentation in April 2024, a copy of which is attached as Exhibit 99.4 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference.

The information in this Item 7.01 and Exhibits 99.1, 99.2, 99.3 and 99.4 are being furnished hereto and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor will it be incorporated by reference in any filing under the Securities Act or in any filing under the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On April 5, 2024, the Company announced its three-month data from its TARA-002 clinical program in Non-Muscle Invasive Bladder Cancer (“NMIBC”).

The Company reported data that highlights the potential of TARA-002 in patients with NMIBC. Data were derived from three-month evaluable NMIBC patients with carcinoma in situ (“CIS”) pooled across the Company’s ADVANCED-1 Phase 1a, Phase 1b-expansion and ADVANCED-2 Phase 2 trials of TARA-002 in patients with high-risk NMIBC, including Bacillus Calmette-Guérin (“BCG”)-Unresponsive, BCG-Experienced and BCG-Naïve patients. The overall three-month complete response (“CR”) rate prior to reinduction for 16 evaluable patients treated across the three trials with varying BCG status was 38% (6/16), with a CR rate of 63% (5/8) in CIS-only patients and 13% (1/8) in patients with CIS +Ta/T1. The Company believes that reinduction and planned enhancements to dosing and administration will lead to an increased CR rate at six months in patients who did not achieve a CR at three months, as reinduction with other immune agents in NMIBC patients with CIS have demonstrated a 30%-50% salvage rate. The Company plans to explore additional dosing cohorts, which may prove effective in patients who might benefit.

	Three Month Evaluable Patients
	# Patients	# of CRs	CR %
BCG-Unresponsive/ Experienced
CIS-only	6	3	50%
CIS +Ta/T1	1	-	-%
	7	3	43%
BCG-Naïve
CIS-only	2	2	100%
CIS +Ta/T1	7	1	14%
	9	3	33%
	16	6	38%

By Stage of Disease at Baseline
CIS-only	8	5	63%
CIS +Ta/T1	8	1	13%
	16	6	38%

By Study
Phase 1a	3	1	33%
Phase 1b-EXP	8	3	38%
Phase 2 Naïve	5	2	40%
	16	6	38%

The majority of reported adverse events were Grades 1 and 2 across all dose levels, and treatment emergent adverse events, as assessed by study investigators, were in line with typical responses to bacterial immunopotentiation, and included fatigue, headache, fever, and chills. The most common urinary symptoms were urinary urgency, urinary frequency, urinary tract pain/burning, incomplete emptying, and bladder spasm. Most bladder irritations resolved soon after administration or in a few hours to a few days.

Enrollment continues in the Company’s ADVANCED-2 Phase 2 clinical trial of TARA-002 in patients with high-grade NMIBC with BCG-Unresponsive CIS and BCG-Naïve CIS. The ADVANCED-2 Phase 2 trial design incorporates both reinduction and maintenance dosing. The Company expects to share preliminary results from a pre-planned risk-benefit analysis of the ADVANCED-2 Phase 2 trial in ten patients, who are six-month evaluable in the second half of 2024.

Forward-Looking Statements

Statements contained in this Form 8-K regarding matters that are not historical facts are “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The Company may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “designed,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should” or other words or expressions referencing future events, conditions or circumstances that convey uncertainty of future events or outcomes to identify these forward-looking statements. Such forward-looking statements include but are not limited to, statements regarding the Company’s intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the expected timing for the closing of the private placement; the potential proceeds to the Company from the closing; the expected use of proceeds from the private placement; and the Company’s business strategy, including its development plans for its product candidates and plans regarding the timing or outcome of existing or future clinical trials; statements related to expectations regarding interactions with the U.S. Food and Drug Administration (the “FDA”); the Company’s financial position; statements regarding the anticipated safety or efficacy of the Company’s product candidates; and the Company’s outlook for the remainder of the year. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that contribute to the uncertain nature of the forward-looking statements include: risks that the Company’s financial guidance may not be as expected, as well as risks and uncertainties associated with: the Company’s development programs, including the initiation and completion of non-clinical studies and clinical trials and the timing of required filings with the FDA and other regulatory agencies; general market conditions; changes in the competitive landscape; changes in the Company’s strategic and commercial plans; the Company’s ability to obtain sufficient financing to fund its strategic plans and commercialization efforts; having to use cash in ways or on timing other than expected; the impact of market volatility on cash reserves; failure to attract and retain management and key personnel; the impact of general U.S. and foreign, economic, industry, market, regulatory, political or public health conditions; and the risks and uncertainties associated with the Company’s business and financial condition in general, including the risks and uncertainties described more fully under the caption “Risk Factors” and elsewhere in the Company’s filings and reports with the United States Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. The Company undertakes no obligation to update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
10.1*	Subscription Agreement, dated April 5, 2024.
10.2	Form of Pre-Funded Common Stock Purchase Warrant.
10.3	Form of Common Stock Purchase Warrant.
10.4	Registration Rights Agreement, dated April 5, 2024.
99.1	Press Release, dated April 5, 2024.
99.2	Press Release, dated April 5, 2024.
99.3	Press Release, dated April 5, 2024.
99.4	Corporate Presentation, dated April 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules and/or exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2024

Protara Therapeutics, Inc.

By:	/s/ Patrick Fabbio
Patrick Fabbio
Chief Financial Officer